Exhibit 32.2

SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Daniel P. Foley, Chief Financial Officer of Rancher Energy Corp. (the Company), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

(1)
The Company’s Annual Report on Form 10-K for the year ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(3)
Information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Daniel P. Foley

Daniel P. Foley
Chief Financial Officer
June 29, 2007